EXHIBIT 23

                              ARTHUR ANDERSEN LLP


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


          As independent public accountants, we hereby consent to the incorporation of our report dated January 16, 1995, included in this Form 10-K, into the Corporation's previously filed registration statements, as amended, for Old Kent Financial Corporation's offering of senior and subordinated debt (Registration No. 33-46205), Incentive Stock Option Plan of 1982 (Registration No. 2-78222), Old Kent Thrift Plan (Registration
No. 33-17309), Executive Stock Option Plan of 1986 (Registration No. 33-
4723), Stock Option Incentive Plan of 1992 (Registration No. 33-49896), Employee Stock Purchase Plan (Registration No. 33-57334), Dividend Reinvestment Plan (Registration No. 33-33058), the offering of common stock (Registration No. 33-51997), Executive Thrift Plan (Registration
No. 33-52883), Deferred Compensation Plan (Registration No. 33-52885), 1994 Stock Option Plan for EdgeMark Optionholders (Registration No. 33-53391), Directors' Deferred Compensation Plan (Registration No. 33-56519), Incentive Stock Option Plan for Employee Optionholders of First National Bank Corp. (Registration No. 33-57527), Stock Option Plan for Nonemployee Director Optionholders of First National Bank Corp. (Registration
No. 33-57529), and the offering of common stock (Registration No. 33-
56393).






/s/ Arthur Andersen LLP
Arthur Andersen LLP

Chicago, Illinois,
  March 29, 1995